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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333- ) of our reports dated January 25, 1996 each of which include an explanatory paragraph that describes a change in the method of accounting for income taxes in 1993, on our audits of the consolidated financial statements and financial statement schedule of AT&T Capital Corporation. We also consent to the reference to our firm under the caption 'Experts'.

                                          COOPERS & LYBRAND L.L.P.

1301 Avenue of the Americas
New York, New York
August 29, 1996

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